Exhibit 8.1

December 12, 2017

Bank of Montreal,

    100 King Street West,

        1 First Canadian Place,

            Toronto, Ontario,

                Canada M5X 1A1.

Ladies and Gentlemen:

We have acted as United States counsel to Bank of Montreal (the “Bank”) in connection with the offer of securities described in the Prospectus Supplement dated December 12, 2017 (the “Prospectus Supplement”) to the Prospectus dated April 27, 2017 (the “Prospectus”) in the Registration Statement on Form F-3, File No. 333-217200 (the “Registration Statement”). We hereby confirm to you that our opinion is as set forth under the heading “U.S. Federal Income Tax Considerations” in the Prospectus Supplement, subject to the limitations and exceptions set forth therein.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit and to the reference to our opinion in the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP